Exhibit 99.1

November 03, 2014 15:00 ET

Crexendo Reports Third Quarter 2014 Financial Results

PHOENIX, AZ--(Marketwired - Nov 3, 2014) - Crexendo, Inc. (NYSE MKT: EXE), a hosted services company that provides hosted telecommunications services, hosted website services, website development software and broadband internet services for businesses and entrepreneurs, today reported financial results for the third quarter of 2014.

For the three months ended September 30, 2014:

Consolidated revenue for the three months ended September 30, 2014 decreased 29% or $703,000 to $1.7 million compared to $2.4 million for the same period of the prior year.

Consolidated operating expenses for the three months ended September 30, 2014 decreased 21% to $3.3 million compared to $4.2 million for the same period of the prior year.

Net loss for the three months ended September 30, 2014 of $(1.5) million or $(0.13) loss per diluted common share, compared to net loss of $(1.7) million or $(0.15) loss per diluted common share for the same period of the prior year.

For the nine months ended September 30, 2014:

Consolidated revenue for the nine months ended September 30, 2014 decreased 32% or $2.6 million to $5.6 million compared to $8.2 million for the same period of the prior year.

Consolidated operating expenses for the nine months ended September 30, 2014 decreased 13% to $10.4 million compared to $12.0 million for the same period of the prior year.

Net loss for the nine months ended September 30, 2014 of $(4.6) million or $(0.42) loss per diluted common share, compared to net loss of $(3.1) million or $(0.29) loss per diluted common share for the same period of the prior year.

Balance Sheet and Cash Flow

As of September 30, 2014, cash and cash equivalents, including restricted cash, totaled $2.3 million compared to $3.6 million at December 31, 2013.

For the three months ended September 30, 2014:

Cash used for operations of $804,000 for the three months ended September 30, 2014 compared to $1.5 million for same period of the prior year. Cash used for investing activities for the three months ended September 30, 2014 of $1,000 compared to cash provided by investing activities of $5,000 for the same period of the prior year. Cash used for financing activities for the three months ended September 30, 2014 of $11,000 compared to cash provided by financing activities of $85,000 for the same period of the prior year.

For the nine months ended September 30, 2014:

Cash used for operations of $3.0 million for the nine months ended September 30, 2014 compared to $4.0 million for same period of the prior year. Cash provided by investing activities for the nine months ended September 30, 2014 of $1.8 million compared to cash used for investing activities of $105,000 for the same period of the prior year. Cash used for financing activities for the nine months ended September 30, 2014 of $6,000 compared to cash provided by financing activities of $88,000 for the same period of the prior year.

Segment Results

The Company has two operating segments, which consist of Hosted Telecommunications Services and Web Services. Effective April 1, 2014, the Company changed its reporting segments to report the StoresOnline and Crexendo Web Services business units as one reportable segment. The Company revised its segment reporting to reflect changes in how the Chief Operating Decision Maker (CODM) internally measures performance and allocates resources. Segment operating results for the prior year has been revised to conform to current year segment operating results presentation and disclosures.

Hosted Telecommunications Services

Revenue for the third quarter of 2014 increased 49% to $1,035,000 compared to $696,000 for the third quarter of the prior year. The backlog, which is anticipated to be recognized within the next thirty-six to sixty months, increased to $8.8 million at September 30, 2014 compared to a backlog of $5.2 million at September 30, 2013.

Hosted Telecommunications Services segment operating expenses for the third quarter of 2014 increased 13% to $2.3 million compared to $2.1 million for the third quarter of the prior year.

Hosted Telecommunications Services segment loss before income taxes for the third quarter of 2014 decreased 7% to $(1.3) million compared to $(1.4) million for the third quarter of the prior year.

Web Services

Revenue for the third quarter of 2014 decreased 60% to $690,000, compared to $1.7 million for the third quarter of the prior year. We anticipate revenue from our web service segment will continue to decline due to our strategic decision to limit our provision of web services to our enterprise-sized customers. As a result of this shift in focus, our backlog has decreased to $66,000 at September 30, 2014 compared to $760,000 at September 30, 2013.

Web Services segment operating expenses for the third quarter of 2014 decreased 55% to $944,000 compared to $2.1 million for the third quarter of the prior year.

Web Services segment loss before income taxes for the third quarter of 2014 decreased 19% to $(217,000) compared to loss before income taxes of $(267,000) for the third quarter of the prior year.

Steven G. Mihaylo, Chief Executive Officer, commented, "I am pleased with our progress, while I would have liked to have seen higher sales growth this quarter it is still very encouraging that our sales trend is steadily increasing. I remain confident that our sales will continue to increase and at an even faster rate. It is also encouraging that we continue to grow our backlog quarter over quarter. I fully expect that the backlog will continue to grow. Another good trend is our network sales hit a high water mark last quarter. This trend should also continue; network sales are a very important component of our business. I am particularly pleased that we again hit a high water mark in dealer sales in Q3. I fully expect that trend to continue to improve. We continue to add highly qualified dealers every quarter; this will be a very important part of Crexendo's sales in the future. We are also expecting to start monetizing sales of our newly redesigned website builder starting early in Q1 2015 through sales to businesses and entrepreneurs."

Mihaylo added, "We continue to work on reducing all costs. We are particularly working diligently on reducing product cost, by a substantial margin, and doing so without sacrificing our award winning technology, products and services. We expect most of the reduction in IP phones cost to take effect by the end of Q1 2015. I know we are on the right track; the excitement we see from our customers who have installed our products and services are very encouraging. We also see a high level of excitement and commitment from our dealer network. This excitement and encouragement is part of the reason I believe there will be continued growth in sales. I think our future is bright, and to protect that future our board has established a special committee to review our funding options, and to negotiate a mechanism where there can be a loan or direct investment in the Company. As you are aware I have committed in our public filings to fund the Company if necessary. I fully expect funding to be completed before the end of this year. I continue to believe in our Company and we will continue to grow the business through our sales force and our dealer network which will lead to profitability and long term growth."

Conference Call

The Company is hosting a conference call today, November 3, 2014 at 3:30 PM EST. The telephone dial-in number is 888-417-8465 for domestic participants and 719-325-2376 for international participants. The conference ID to join the call is 7762968. Please dial in five minutes prior to the beginning of the call at 3:30 PM EST.

About Crexendo

Crexendo is a hosted services company that provides hosted telecommunications services, hosted website services, website development software and broadband internet services for businesses and entrepreneurs. Our services are designed to make enterprise-class hosting services available to small, medium-sized and enterprise-sized businesses at affordable monthly rates.

Safe Harbor Statement

This press release contains forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. The words "believe," "expect," "anticipate," "estimate," "will" and other similar statements of expectation identify forward-looking statements. Specific forward-looking statements in this press release include information about Crexendo (i) being pleased with progress; (ii) finding very encouraging that sales trend is steadily increasing;(iii) remaining confident that sales will continue to increase and at an even faster rate; (iv) finding it encouraging that backlog grows quarter over quarter and the expectation that the backlog will continue to grow; (v) network sales being a good trend which should continue; (vi) expecting that dealer sales will continue to improve; (vii) adding and continuing to add highly qualified dealers every quarter which should be a very important part of sales in the future; (viii) to start monetizing sales of its newly redesigned website builder starting early in Q1 2015 through sales to businesses and entrepreneurs; (ix) continuing to work on reducing all costs while particularly working diligently on reducing product cost, by a substantial margin and doing so without sacrificing award winning technology, products and services; (x) the reduction in IP phones cost to take effect by the end of Q1 2015; (xi) seeing excitement and encouragement from its customers and dealers; (xii) I believe there will be continued growth in sales; (xiii) I think our future is bright, (xiv) a special committee negotiating a mechanism where there can be a loan or direct investment in the Company; (xv) expecting funding to be completed before the end of this year and (xvi) believing the Company will continue to grow the business through its sales force and our dealer network which will lead to profitability and long term growth.

For a more detailed discussion of risk factors that may affect Crexendo's operations and results, please refer to the Company's Form 10-K for the year ended December 31, 2013 and Form 10-Q for the period ended March 31, 2014 and June 30, 2014. These forward-looking statements speak only as of the date on which such statements are made, and the company undertakes no obligation to update such forward-looking statements, except as required by law.

CREXENDO, INC. AND SUBSIDIARIES
Consolidated Balance Sheets
(In thousands, except par value and share data)

	September 30,	December 31,
	2014	2013
Assets

Current Assets:
Cash and cash equivalents	$1,861	$3,076
Restricted cash	480	487
Trade receivables, net	653	1,090
Inventories	54	217
Equipment financing receivables	163	94
Income taxes receivable	24	55
Prepaid expenses and other	986	620
Total Current Assets	4,221	5,639

Certificate of deposit	251	250
Long-term trade receivables, net	86	116
Long-term equipment financing receivables	478	398
Property and equipment, net	105	2,195
Deferred income tax assets, net	244	244
Intangible assets	747	571
Goodwill	272	75
Long-term prepaid rent	456	-
Other long-term assets	80	119
Total Assets	$6,940	$9,607

Liabilities and Stockholders' Equity

Current Liabilities:
Accounts payable	$174	$201
Accrued expenses and other	1,286	1,095
Deferred income tax liability	244	244
Deferred revenue, current portion	880	1,199
Contingent consideration	211	51
Total Current Liabilities	2,795	2,790

Deferred revenue, net of current portion	86	116
Other long-term liabilities	226	-
Total Liabilities	3,107	2,906

Stockholders' Equity:
Preferred stock, par value $0.001 per share - authorized 5,000,000 shares; none issued	-	-
Common stock, par value $0.001 per share - authorized 25,000,000 shares; 11,223,485 shares outstanding as of September 30, 2014 and 10,801,315 shares outstanding as of December 31, 2013	11	11
Additional paid-in capital	52,956	50,998
Contingent consideration	-	198
Accumulated deficit	(49,134)	(44,506)
Total Stockholders' Equity	3,833	6,701
Total Liabilities and Stockholders' Equity	$6,940	$9,607

CREXENDO, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share and share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Revenue	$1,725	$2,428	$5,605	$8,187

Operating expenses:
Cost of revenue	790	1,044	2,604	3,056
Selling and marketing	546	712	1,703	2,337
General and administrative	1,549	1,745	4,847	5,035
Research and development	394	396	1,243	1,291
Goodwill impairment	-	265	-	265
Total operating expenses	3,279	4,162	10,397	11,984

Loss from operations	(1,554)	(1,734)	(4,792)	(3,797)

Other income (expense):
Interest income	37	78	122	443
Other income (expense), net	24	20	98	(13)
Total other income, net	61	98	220	430

Loss before income tax benefit (provision)	(1,493)	(1,636)	(4,572)	(3,367)

Income tax benefit (provision)	(9)	(23)	(56)	240
Net loss	$(1,502)	$(1,659)	$(4,628)	$(3,127)

Net loss per common share:
Basic	$(0.13)	$(0.15)	$(0.42)	$(0.29)
Diluted	$(0.13)	$(0.15)	$(0.42)	$(0.29)

Weighted average common shares outstanding:
Basic	11,220,674	10,713,961	11,103,386	10,688,786
Diluted	11,220,674	10,713,961	11,103,386	10,688,786

CREXENDO, INC. AND SUBSIDIARIES
Consildated Statements of Cash Flows
(In thousands)

	Nine Months Ended September 30,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(4,628)	$(3,127)
Adjustments to reconcile net loss to net cash used for operating activities:
Goodwill impairment	-	265
Lease abandonment	-	(606)
Depreciation and amortization	554	873
Expense for stock options issued to employees	612	622
Change in uncertain tax positions	-	11
Loss on disposal of property and equipment	(1)	(253)
Amortization of deferred gain	(55)	-
Change in fair value of contingent consideration	3	-
Changes in assets and liabilities:
Trade receivables	467	2,204
Equipment financing receivables	(149)	(221)
Inventories	163	21
Income taxes receivable	31	384
Prepaid expenses and other	(44)	(232)
Amortization of prepaid rent	188	-
Other long-term assets	39	(17)
Accounts payable, accrued expenses and other	153	(1,592)
Deferred revenue	(349)	(2,249)
Net cash used for operating activities	(3,016)	(3,917)
CASH FLOWS FROM INVESTING ACTIVITIES
Redemption of certificate of deposit	-	250
Release of restricted cash	7	-
Acquisition of property and equipment	(7)	(62)
Sale of property and equipment	2,002	7
Acquisition of PBX Central	-	(300)
Acquisition of One Stop Voice	(194)	-
Purchase of long-term investment	(1)	-
Net cash provided by (used for) investing activities	1,807	(105)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from exercise of stock options	48	88
Payments made on contingent consideration	(54)	-
Net cash provided by (used for) financing activities	(6)	88

NET DECREASE IN CASH AND CASH EQUIVALENTS	(1,215)	(3,934)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	3,076	7,440
CASH AND CASH EQUIVALENTS, END OF PERIOD	$1,861	$3,506

Supplemental disclosure of cash flow information:
Cash received during the period:
Income taxes	$1	$371
Supplemental disclosure of non-cash investing and financing information:
Business acquisition with stock (Note 9)	$134	$107
Contingent consideration related to acquisition (Note 9)	$211	$363
Exchange of property and equipment for services rendered	$-	$4
Prepayment of rent with common stock	$966	$-

CREXENDO, INC. AND SUBSIDIARIES
Supplemental Segment Financial Data
(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenue:
Hosted Telecommunications Services	$1,035	$696	$2,953	$1,572
Web Services	690	1,732	2,652	6,615
Consolidated revenue	1,725	2,428	5,605	8,187

Loss from Operations:
Hosted Telecommunications Services	(1,300)	(1,371)	(4,187)	(3,854)
Web Services	(254)	(365)	(605)	57
Total operating loss	(1,554)	(1,736)	(4,792)	(3,797)
Other Income, net:
Hosted Telecommunications Services	24	-	65	3
Web Services	37	98	155	427
Total other income	61	98	220	430
Loss before income tax provision
Hosted Telecommunications Services	(1,276)	(1,369)	(4,122)	(3,851)
Web Services	(217)	(267)	(450)	484
Loss before income tax provision	$(1,493)	$(1,636)	$(4,572)	$(3,367)

Crexendo Contact:
Steven G. Mihaylo
CEO
602-345-7777
Smihaylo@crexendo.com